UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2021

Gaming and Leisure Properties, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 24, 2021, the Board of Directors (the “Board”) of Gaming and Leisure Properties, Inc. (the “Company”) appointed Ms. JoAnne Epps as a new independent member of the Board, effective immediately. The appointment of Ms. Epps to the Board brings the total number of directors to eight, seven of which are independent members. Ms. Epps will hold the directorship until the Company’s next annual meeting of shareholders or until her successor is duly elected and qualified or until her earlier death, disqualification, resignation or removal.

A member of the faculty of Temple University’s Beasley School of Law in Philadelphia, Pennsylvania since 1985, Ms. Epps currently serves as Senior Advisor to the President of Temple University. Prior to her current role, Ms. Epps served as Executive Vice President & Provost of Temple University from 2016 to 2021. She has been a member of the faculty at Temple University’s Beasley School of Law since 1985 and a full professor since 1994, teaching litigation basics to first-year law students and studying criminal procedure, evidence, and trial advocacy. She previously served as Dean of the Temple University Beasley School of Law from 2008 to 2016 and as Associate Dean for Academic Affairs from 1989 to 2008. During her time at Temple, Ms. Epps has been named four times to The National Jurist’s list of the 25 most influential people in legal education. Prior to beginning her academic career, Ms. Epps served as an Assistant U.S. Attorney for the Eastern District of Pennsylvania from 1980 to 1985 and as a Deputy City Attorney for the City of Los Angeles from 1976 to 1980. Ms. Epps has been admitted to the Bar of the United States Supreme Court as well as in California, the District of Columbia, and the Commonwealth of Pennsylvania.

Ms. Epps serves on the Board of Trustees at PREIT (NYSE: PEI), a publicly traded real estate investment trust that owns and manages shopping malls. As a Trustee, she is a member of both the Nominating & Governance and Audit Committees. In addition, she is an active member of the American Bar Association, the American Law Institute, the Barristers' Association of Philadelphia, the National Bar Association, the Society of American Law Teachers, The Forum of Executive Women , and the Pennsylvania Women’s Forum.

Ms. Epps holds a B.A. degree from Trinity College and a J.D. from the Yale Law School.

The Board determined that Ms. Epps is an “independent director” within the meaning of the Nasdaq Global Select Market. There are no arrangements or understandings between Ms. Epps and any other person pursuant to which she was appointed. There are also no family relationships between Ms. Epps and any director or executive officer of the Company, and Ms. Epps does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Epps’s appointment to the Board, the Compensation Committee of the Board recommended and the Board approved that the Company pay to Ms. Epps $28,750 in cash, restricted stock or a combination of cash and restricted stock, at the option of Ms. Epps, and also $43,750 in restricted stock, in each case, with such restricted stock vesting on December 31, 2021, which amounts represent the Company’s 2021 compensation package for directors on a pro-rated basis, in accordance with the terms of the Company’s form of Board restricted stock award agreement under the Company’s Second Amended and Restated 2013 Long-Term Incentive Compensation Plan.

Item 7.01 Regulation FD Disclosure.

A copy of the press release, dated September 28, 2021, announcing the appointment of Ms. Epps as the new independent director of the Company, is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

The press release is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1	Press Release, dated September 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2021 GAMING AND LEISURE PROPERTIES, INC.

By: /s/ Peter M. Carlino
Name: Peter M. Carlino
Title: Chairman of the Board and Chief Executive Officer

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